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                                                                    EXHIBIT 3.25

                          ARTICLES OF INCORPORATION

                                       OF

                             DON SHERWOOD GOLF SHOP

                                     FIRST:

      The name of this corporation is:

                             DON SHERWOOD GOLF SHOP.

                                     SECOND:

      The purposes for which this corporation is formed are:

      a. The specific business in which the corporation is primarily to engage is that of retailing golf equipment;

      b. To purchase, or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, pledge or otherwise dispose of, to guarantee, and to invest, trade and deal in and with personal property of every class and description;

      c. To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interest of this corporation, or to enhance the value of its property or business;

      d. To borrow money; to own real property; to own personal property; to lend money; to have, to exercise all the powers conferred by the laws of the State of California upon corporations formed, as such laws are now in effect or may at any time he reafter be enacted or amended.

      The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in

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each clause shall except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

                                     THIRD:

      The principal office for the transaction of the business of this corporation is to be located in the County of Alameda, State of California.

                                     FOURTH:

      The existence of this corporation shall be perpetual.

                                     FIFTH:

      The number of directors shall be three unless changed by By-Laws duly adopted by the shareholders or an amendment to these Articles. The names and addresses of the persons who are appointed to act as the first directors are:

 DONALD M. SHERWOOD                         600 Waterfall Isle
                                            Alameda,  California

 PATRICK D.  HELMY                          13475 Bancroft Avenue
                                            San Leandro,  California

 SHIRLEY B. SHERWOOD                        600 Waterfall Isle
                                            Alameda,  California


                                     SIXTH:

      The amount of the authorized capital stock of said corporation is Two Hundred Thousand Dollars ($200,000.00), and the number of shares into which it is divided is two hundred thousand (200,000) shares of the par value of One Dollar ($1.00) each.

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      IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, have executed these Articles of Incorporation this 5th day of March, 1971.

                                                         /s/ Donald M. Sherwood
                                                         ----------------------
                                                         DONALD M. SHERWOOD

                                                         /s/ Patrick D. Helmy
                                                         ----------------------
                                                         PATRICK D. HELMY

                                                         /s/ Shirley B. Sherwood
                                                         ----------------------
                                                         SHIRLEY B. SHERWOOD
STATE OF CALIFORNIA )
                    )ss
COUNTY OF ALAMEDA   )

      On the 5th day of march, 1971, before me, a Notary Public in and for the State of California, residing therein, duly commissioned and sworn, personally appeared DONALD M. SHERWOOD, PATRICK D. HELMY and SHIRLEY B. SHERWOOD, known to me to be the persons whose names are subscribed in the foregoing ARTICLES OF INCORPORATION, and acknowledged to me that they executed the same.

      WITNESS my hand and official seal.

                                                    /s/ Nancy S. Bernes
                                                    ---------------------------
                                                          NOTARY PUBLIC
(SEAL)                                       In and for the State of California

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